Exhibit 99.1
Dynamex — Lower Sales and Earnings Guidance Fiscal Year 2009
April 28, 2009

For immediate release

For further information contact:
Ray Schmitz (214) 560-9308 ray.schmitz@dynamex.com
Dynamex Lowers Sales and Earnings Guidance for FY 2009
April 28, 2009 — Dallas, Texas — Dynamex Inc. (NASDAQ: DDMX), the leading provider of same-day delivery and logistics services in the United States and Canada, today announced that it is lowering it’s guidance for the full fiscal year ending July 31, 2009. Sales are currently projected to be in the $390 to $405 million range, down from $405 to $420 million as a result of an unexpected decline in customer shipment volumes during March and early April 2009 compared to both the prior quarter and the Company’s internal projections. Based on this lower level of projected sales, the Company now expects full FY 2009 net income to range from $0.80 to $1.00 per share compared to its earlier guidance of $1.00 to $1.20 per share.
Mr. James L. Welch, president and chief executive officer of Dynamex, said, “Subsequent to our last conference call, shipment volumes softened dramatically in March 2009 and are trending only slightly higher in April 2009. At this point, we do not anticipate a measurable improvement in shipment volumes for the remainder of this fiscal year. In spite of these challenges, we will continue to invest in the recruitment, training and development of an expanded sales force. Our plan is to be very well positioned by the first quarter of the 2010 fiscal year to take advantage of available opportunities as well as improvements in the economy when they occur. On the positive side, our gross margin percentage is holding fairly steady at the reduced level of sales, which validates the effectiveness of our variable direct cost structure. In addition, some of the new business that we disclosed on our last quarterly conference call started late this quarter or is scheduled to start early in our next quarter.”
The Company will host an investor conference call on Wednesday, April 29, 2009 at 9:00 a.m. Central Daylight Time. All interested parties may access the call Toll-Free at 1-877-407-9039. A participant will need the following information to access the conference call: Company name — “Dynamex”. A telephone replay of the conference call will be available through May 6, 2009 at, Toll-Free, 1-877-660-6853, enter Account Number 3055 and Conference ID Number 321366.
The conference call will also be available on the Internet through Thomson’s website, located at www.earnings.com, and the link is available through the Company’s website at www.dynamex.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call for 30 days.
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Dynamex is the leading provider of same-day delivery and logistics services in the United States and Canada. Additional press releases and investor relations information as well as the

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Dynamex — Lower Sales and Earnings Guidance Fiscal Year 2009
April 28, 2009

Company’s Internet e-commerce services package, dxNow™, is available at www.dynamex.com.
This release contains forward-looking statements that involve assumptions regarding Company operations and future prospects. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risk and uncertainty, including, among other things, the effect of changing economic conditions, acquisition strategy, competition, foreign exchange, the ability to meet the terms of current borrowing arrangements, and risks associated with the local delivery industry. These and other risks are mentioned from time to time in the Company’s filings with the Securities and Exchange Commission. In light of such risks and uncertainties, the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Company communications.
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